UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 22, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2015, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), entered into change in control and severance agreements with the following four named executive officers (as such term is defined by Item 5.02 of Form 8-K): Christopher A. Ciavarra, Nicholas V. Flanagan, Edward A. Greene and Lawrence E. Hyatt. These agreements replace the change in control and severance agreements previously in place between the Company and these four named executive officers. Under these agreements, which have a three-year term, these four named executive officers will receive severance benefits of 12 months’ base salary plus one additional week of base salary for each year of service greater than 15 (all up to a maximum total payment of 18 months’ salary), as a result of termination of their employment by the Company other than for “cause” (as defined in the agreements). In addition, if (i) the Company undergoes a change in control (as defined in the agreements) and (ii) the named executive officer is terminated without cause or terminates his employment for “good reason” (as defined in the agreements) within two years after such an event, then the named executive officer will receive the following:

•	2.00 times the sum of (i) their average base salary during the three years prior to termination and (ii) their average bonus payments during the three years prior to termination;

•	18 months’ continuation of benefits under COBRA, reimbursed by the Company; and

•	Acceleration of all unvested equity awards (stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, market stock units).

The receipt of the severance benefits under the agreements is conditioned upon the execution of an unconditional release from all charges, complaints and claims, including attorney fees, based on employment with the Company, or the termination of that employment, by such named executive officer at the time of the severance event. None of the applicable officers has a right under these change in control agreements or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. Additionally, these agreements obligate the Company’s named executive officers (i) not to work as an employee or consultant for any “multi-unit restaurant business that offers full service family or casual dining” for a period of one year following the severance event and (ii) not to solicit the employees or customers of the Company for a period of 18 months following the severance event.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Change in Control and Severance Agreement between Cracker Barrel Old Country Store, Inc. and certain of its named executive officers. This form of change in control and severance agreement is one of four substantially identical change in control and severance agreements executed by Cracker Barrel Old Country Store, Inc. and its applicable named executive officers on May 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control and Severance Agreement between Cracker Barrel Old Country Store, Inc. and certain of its named executive officers. This form of change in control and severance agreement is one of four substantially identical change in control and severance agreements executed by Cracker Barrel Old Country Store, Inc. and its applicable named executive officers on May 22, 2015.